   As filed with the Securities and Exchange Commission on June 15, 2007
                         Registration No. 333-135225
 =========================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                        FORM SB-2 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                           GREEN IRONS HOLDINGS CORP.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


      Nevada                          7389                        98-0489669
(State or jurisdiction    (Primary Standard Industrial        (I.R.S. Employer
 of incorporation          Classification Code Number)       Identification No.)
 or organization)

                            PO Box 561, Harbour Gates
                    Providenciales, Turks and Caicos Islands
                                 (649) 342-1526
                 -----------------------------------------------
          (Address and telephone number of principal executive offices)

                               Michael J. Morrison
                         1495 Ridgeview Drive, Suite 220
                                 Reno, NV 89509
                                 (775) 827-6300
                -------------------------------------------------
            (Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: Not Applicable.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |x|

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                        DEREGISTRATION OF SECURITIES

Green Irons Holdings Corp., originally registered a best efforts, no minimum, 2,000,000 common shares ("Shares") maximum offering at a price of $0.10 per share. The Shares were registered for sale to the public on a Registration Statement on Form SB-2 (File No. 333-135225) (the "Registration Statement"). Green Irons Holdings Corp. has sold 888,950 of the Shares registered under the Registration Statement. The offering was terminated on April 17, 2007. Accordingly, we hereby amend the Registration Statement to withdraw from registration the 1,111,050 Shares that remain unsold under the Registration Statement.


                                SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, on June 15, 2007.


                                     GREEN IRONS HOLDINGS CORP.



                                     By: /s/ Andrew Couvell
                                         --------------------------------
                                         Andrew Couvell
                                         President, Chief Executive Officer,
                                         Chief Financial Officer, Principal
                                         Accounting Officer



Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Andrew Couvell
-------------------
Andrew Couvell
President, Chief Executive                                 June 15, 2007
Officer, Chief Financial Officer,
and Principal Accounting Officer




/s/ Sandy McDougall                                        June 15, 2007
-------------------
Sandy McDougall
Secretary, Treasurer and
a member of the Board
of Directors